Exhibit 99.02

THE NASDAQ STOCK MARKET 9600 BLACKWELL ROAD, SUITE 300 ROCKVILLE, MD 20850

Douglas D. McKenney, CFA

Director

Listing Qualifications

The Nasdaq Stock Market, Inc.

(301) 978-8011

By Facsimile and First Class Mail

April 11, 2005

Mr. Graham V. Smith

Executive Vice President,

Chief Financial Officer and Secretary

Advent Software, Inc.

301 Brannan Street

San Francisco, California 94107

Re:	Advent Software, Inc. (the “Company”)
Nasdaq Symbol: ADVSE

Dear Mr. Smith:

On April 5, 2005, Staff notified the Company that it no longer met the periodic filing requirement for The Nasdaq Stock Market under Marketplace Rule 4310(c)(14). Based on the filing of the Company’s Form 10-K for the period ended December 31, 2004, Staff has determined that the Company complies with the Rule. Accordingly, this matter is now closed.

As a result of the Company’s compliance with the aforementioned Rule, the fifth character “E” will be removed from its trading symbol. Accordingly, the trading symbol for the Company’s securities will be changed from ADVSE to ADVS at the opening of business on April 13, 2005.

If you have any questions, please contact Moira Keith, Listing Analyst, at (301) 978-8052.

Sincerely,